UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2011

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 939-0230
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 2, 2011, LiveDeal, Inc. (the “Company”) received a letter from Nasdaq’s Listing Qualifications Department informing the Company of its failure to comply with the terms of an extension previously granted by the Nasdaq staff for the Company to regain compliance with Nasdaq Listing Rule 5550(a)(4), which requires that the Company have at least 500,000 publicly held shares for continued listing on the Nasdaq Capital Market.

The Company was first notified of its failure to comply with Nasdaq Listing Rule 5550(a)(4) on February 2, 2011 and was subsequently granted an extension (until August 1, 2011) to regain compliance.   On July 20, 2011, the Company disclosed that its board of directors had approved a 20:19 forward stock split with respect to the Company’s issued and outstanding common stock.   The forward stock split will be implemented in the form of a stock dividend, with one (1) share of the Company’s common stock to be issued in respect of every 19 shares of common stock issued and outstanding as of July 29, 2011, the record date for the forward stock split.   Any fractional shares otherwise issuable as a result of the forward stock split will be rounded up to the nearest whole share.   The Company anticipates that the forward stock split will be completed and take effect on the Nasdaq Capital Market on or about August 10, 2011, at which time the Company will regain compliance with Nasdaq Listing Rule 5550(a)(4).  Due to procedural requirements, the Company was unable to complete the forward stock split by Nasdaq’s August 1, 2011 deadline, which resulted in the August 2, 2011 letter described above.

According to the letter, as a result of the Company’s failure to meet the terms of its extension, the Company’s common stock will be delisted from the Nasdaq Capital Market on August 11, 2011 unless the Company appeals the staff’s delisting determination to a Nasdaq hearings panel by August 9, 2011.  In the letter, the Nasdaq staff also noted the Company’s failure to comply with Nasdaq Listing Rule 5550(b), which requires that the Company maintain stockholders’ equity of at least $2,500,000, as an additional basis for delisting the Company’s common stock.  The Company previously submitted its plan to regain compliance with that requirement on July 5, 2011.

The Company intends to appeal the Nasdaq staff’s delisting determination on or before the August 9, 2011 appeal deadline and will request an oral hearing, at which the Company will present its comprehensive plan to regain and sustain compliance with Nasdaq Listing Rules 5550(a)(4) and 5550(b).  While the appeal is pending, the Company’s common stock will continue to be traded on the Nasdaq Capital Market.

On August 8, 2011, the Company issued a press release with respect to the matters described above.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by LiveDeal, Inc. on August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: August 8, 2011	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by LiveDeal, Inc. on August 8, 2011